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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 25, 2003 relating to the consolidated financial statements and financial statement schedule of Harris Interactive Inc., which appear in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003.

/s/PricewaterhouseCoopers LLP


Rochester, New York
March 8, 2004